EXHIBIT 16.1

Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

May  23,  2002

Dear  Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 23, 2002 of IRT Property Company filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very  truly  yours,



/s/  Arthur  Andersen  LLP

ARTHUR  ANDERSEN  LLP





cc: Mr. James G. Levy, Executive Vice President & Chief Financial Officer, IRT Property Company